                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.1

Aspect Medical Systems, Inc.
Page 1 of 6

FOR FURTHER INFORMATION:

AT THE COMPANY:             AT THE FINANCIAL RELATIONS BOARD:
---------------             ------------------------------------------------------------
J. Neal Armstrong           George Zagoudis       Diane Hettwer          Tim Grace
Vice President & CFO        General Inquiries     Analyst Inquiries      Media Inquiries
(617) 559-7162              (312) 640-6663        (312) 640-6753         (312) 640-6775

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 16, 2003

                     ASPECT MEDICAL SYSTEMS, INC. ANNOUNCES
                       OPERATING RESULTS FOR FIRST QUARTER

                            HIGHLIGHTS OF THE QUARTER

      -     Worldwide revenue increased 5 percent in Q1 2003 vs. Q1 2002

      -     Worldwide sensor revenue increased 9 percent in Q1 2003 vs. Q1 2002

      - Gross profit margin percentage increased to 74.8 percent in Q1 2003 compared to 63.7 percent in Q1 2002

      - Net loss for Q1 2003 declined by 46 percent compared to the net loss in Q1 2002

      - Worldwide BIS module kit revenue increased by 113 percent in Q1 2003 compared to Q1 2002

      - Worldwide shipments of BIS monitors and modules to end-users increased by 30 percent in Q1 2003 compared to Q1 2002

NEWTON, MASS., APRIL 16, 2003 -- ASPECT MEDICAL SYSTEMS, INC. (NASDAQ:
ASPM), today reported results of operations for the first quarter ended March 29, 2003.

FIRST QUARTER FINANCIAL RESULTS

For the first quarter ended March 29, 2003, revenue was $10.1 million, an increase of 5 percent over revenue of $9.7 million in the first quarter of 2002. The total increase in revenue reflects a 9 percent increase in revenue from the sale of sensors and a 3 percent decrease in revenue from the sale of monitors, modules, XP upgrade kits and related accessories (collectively referred to as equipment). Sensor revenue increased to $6.8 million in the first quarter of 2003 from $6.2 million in the first quarter of 2002. Equipment revenue declined to $3.3 million in the first quarter of 2003 from $3.4 million in the first quarter of 2002.

Aspect Medical Systems, Inc.
Page 2 of 6

The combination of a 4 percent increase in sensor unit volume and a 5 percent increase in the average unit price accounted for the 9 percent increase in sensor revenue from Q1 2002 to Q1 2003. The decrease in equipment revenue in the first quarter of 2003 was primarily the result of a 30 percent decrease in monitor revenue. The lower monitor revenue was primarily related to a 31 percent decrease in unit volume as 371 units were shipped in Q1 2003 as compared to 536 units in Q1 2002. The decrease in monitor unit volume was primarily related to a reduction of sales in Japan from 135 monitors in the first quarter of 2002 to none in the first quarter of 2003 as Nihon Kohden continued to delay additional monitor purchases pending Japanese Ministry of Health, Labor and Welfare approval of the XP technology. Revenue from the sale of modules increased 113 percent in Q1 2003 as compared to Q1 2002. In Q1 2003, 552 module kits were shipped to OEM partners as compared to 358 module kits in Q1 2002, an increase of 54 percent. In addition, the average unit price for module kits increased 11 percent from Q1 2002 to Q1 2003.

"We continue to be very pleased with the success of our OEM partners in the market. In the first quarter of 2003, we shipped 552 module kits to our OEM partners, a 54 percent increase from the first quarter of last year. Moreover, based on reports from our OEM partners, more than 500 BIS modules were installed by our OEM partners at end-users during the first quarter of 2003," said Nassib Chamoun, president and chief executive officer. "We also continued to make progress towards our goal of profitability. Aspect's gross profit margin in the quarter increased by 23 percent compared to Q1 2002 while operating expenses declined by 8 percent. This contributed significantly to reducing our net loss per share from $0.26 in Q1 2002 to $0.13 in Q1 2003."

He continued, "I am also pleased to report that three large-scale studies of the impact of BIS monitoring on the incidence of awareness have now been completed. The results of the first of the awareness studies, conducted in Sweden, were presented in March at the IARS meeting in New Orleans. The results of the others have been submitted for publication and should be publicly available later this year, along with additional studies that appear to corroborate earlier research that examined the relationship between deep anesthesia, as measured by BIS, and post-operative mortality. I am optimistic that these studies will provide important additional evidence of the benefits of BIS monitoring and help accelerate the adoption of our technology."

Domestic revenue increased 1 percent in the first quarter of 2003 to $7.9 million from $7.8 million in the first quarter of 2002. Equipment revenue decreased 7 percent in the first quarter of 2003 compared to the first quarter of 2002. This was primarily a result of a 42 percent decrease in module revenue, which resulted from a 55 percent decrease in unit volume, from 110 units in Q1 2002 to 50 units in Q1 2003. Sensor revenue increased 4 percent in the first quarter of 2003 compared to the first quarter of 2002 driven by a 7 percent increase in the average unit price.

International revenue increased by 19 percent compared to Q1 of 2002. Exclusive of Japan, total international revenue increased by 52 percent to $1.9 million from $1.2 million in Q1 2002. This increase was primarily the result of a 227 percent increase in module revenue and a 95 percent increase in sensor revenue. In Japan, revenue declined by 46 percent as Nihon Kohden continued to defer the purchase of additional BIS monitors pending approval of our latest generation XP technology by the Japanese Ministry of Health, Labor, and Welfare. Sensor revenue in Japan over the same period grew by 49 percent and 90 module kits were shipped in Q1 2003 as compared to none in Q1 2002.

Aspect Medical Systems, Inc.
Page 3 of 6

In the first quarter of 2003, gross profit margin percentage was 74.8 percent compared to 63.7 percent in the comparable period of 2002. The improvement in the gross margin percentage was related primarily to an increase in the percentage of total revenue resulting from the sale of sensors, a higher average unit price for sensors, a lower average unit cost on monitors, improved gross margin on ancillary items, and a reduction in depreciation expense related to monitors used in the Equipment Placement program. Additionally, $154,000 of deferred revenue related to the strategic alliance with Boston Scientific Corporation was recognized without any corresponding cost of revenue, increasing the gross profit margin percentage by 1.5 percent.

Higher revenue and gross profit margin combined with reduced operating expenses had the effect of reducing the net loss to $2.5 million, or $0.13 per share on
19.4 million basic and diluted shares outstanding in the first quarter of 2003, compared to a net loss of $4.7 million, or $0.26 per share on 17.8 million basic and diluted shares outstanding in the first quarter of 2002.

LIQUIDITY AND CAPITAL RESOURCES

At March 29, 2003, the Company had cash, cash equivalents and marketable securities of $33.0 million, stockholders' equity of $34.4 million and total debt of $1.8 million. At December 31, 2002, the Company had cash, cash equivalents and marketable securities of $36.9 million, stockholders' equity of $36.8 million and total debt of $1.9 million.

OUTLOOK FOR THE SECOND QUARTER ENDING JUNE 28, 2003

The Company believes that revenue will fall within a range of $9.7 million to $10.7 million during the second quarter of 2003 and our net loss per share will be within a range of $0.13 and $0.17.

CONFERENCE CALL SET FOR 10AM ET TODAY

Aspect will hold a conference call to discuss first quarter results and management's outlook for the second fiscal quarter of 2003 at 10:00 a.m. EDT today, Wednesday, April 16, 2003. The call can be accessed live by dialing 888-277-8636 or 973-582-2783, or access the webcast at
http://www.aspectmedical.com on the Investor page or http://ccbn.com. It also will be available for replay from April 16, 2003, until April 23, 2003, by dialing 877-519-4471 or 973-341-3080, access code 3851626. The webcast replay will also be available on Aspect's website at http://www.aspectmedical.com on the news releases page under investor information.

ABOUT THE COMPANY

Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company's Bispectral Index (BIS) technology has been used to assess more than 6.5 million patients and has been the subject of approximately 1,200 published articles and abstracts. The worldwide installed base of monitors and BIS modules was approximately 17,100 at March 29, 2003. BIS technology is installed in approximately 29 percent of all domestic operating rooms. BIS is currently in use in more than 55 percent of the best hospitals with operating rooms in the U.S. (based on a U.S. News & World Report ranking) and is available in more than 160 countries. Aspect Medical Systems has OEM agreements with seven leading manufacturers of patient monitoring systems and partnerships with six of the largest group purchasing organizations in the United States.

Aspect Medical Systems, Inc.
Page 4 of 6


SAFE HARBOR STATEMENT

Certain statements in this release are forward-looking and may involve risks and uncertainties, including statements with respect to the worldwide market acceptance of the Company's products, the Company's expected results of operations for future periods, the transition from monitors to modules and expectations with respect to purchases in Japan. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the Company may not be able to achieve widespread market acceptance of its BIS monitoring technology or to compete with new products or alternative techniques that may be developed by others, including the third-party anesthesia monitoring product approved by the FDA, and also faces competitive and regulatory risks relating to its ability to successfully develop and introduce enhancements and new products, including regulatory approval of its XP technology in Japan. In addition, the Company has limited sales and marketing experience both in the U.S. and internationally and if it is unable to develop and implement a successful sales and marketing strategy, including with respect to its own sales force, domestic and international distributors, original equipment manufacturers and other direct and indirect sales channels, it will not be able to generate meaningful product revenue. In addition, the Company's ability to become and remain profitable will depend upon its ability to promote frequent use of the BIS system so that sales of its BIS sensors increase. The Company will not be profitable if hospitals and anesthesia providers do not buy and use its BIS systems in sufficient quantities. Cases of surgical awareness during monitoring with the BIS system and significant product liability claims are among the factors that could limit market acceptance. There are other factors that could cause the Company's actual results to vary from its forward-looking statements, including without limitation those set forth under the heading "Factors Affecting Future Operating Results" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

In addition, the statements in this press release represent the Company's expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's expectations or beliefs as of any date subsequent to the date of this press release.

         FOR FURTHER INFORMATION REGARDING ASPECT MEDICAL SYSTEMS, INC., VISIT THE ASPECT MEDICAL SYSTEMS, INC. WEBSITE AT WWW.ASPECTMEDICAL.COM

                          ...FINANCIAL TABLES FOLLOW...

Aspect Medical Systems, Inc.
Page 5 of 6


                          ASPECT MEDICAL SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                           Three Months Ended
                                   ----------------------------------
                                      March 29,          March 30,
                                        2003               2002
                                   ---------------    ---------------
                                     (Unaudited)        (Unaudited)
Revenue                            $ 10,127,290       $  9,686,566
Costs of revenue                      2,549,460          3,517,536
                                   ------------       ------------
Gross profit margin                   7,577,830          6,169,030

Gross profit margin percentage             74.8%              63.7%

Operating expenses:
   Research and development           1,880,956          1,936,544
   Sales and marketing                6,316,618          7,356,505
   General and administrative         2,098,788          1,850,064
                                   ------------       ------------
     Total operating expenses        10,296,362         11,143,113
                                   ------------       ------------

Loss from operations                 (2,718,532)        (4,974,083)

Interest income                         249,986            344,611
Interest expense                        (55,130)           (70,046)
                                   ------------       ------------
Net loss                           $ (2,523,676)      $ (4,699,518)
                                   ============       ============

Net loss per share:
   Basic and diluted               $      (0.13)      $      (0.26)

Shares used in computing net
   loss per share:
   Basic and diluted                 19,380,916         17,815,859

Aspect Medical Systems, Inc.
Page 6 of 6



                          ASPECT MEDICAL SYSTEMS, INC.


                   CONDENSED CONSOLIDATED BALANCE SHEETS

                                                     March 29,      December 31,
                                                       2003            2002
                                                   -----------      ------------
                                                   (Unaudited)      (Unaudited)
ASSETS

Current assets:

  Cash, cash equivalents and marketable             $33,034,730     $36,865,333
    securities
  Accounts receivable, net                            5,406,182       4,666,098
  Current portion of investment in sales-type
    leases                                            1,842,593       1,859,237
  Inventory, net                                      1,683,371       2,333,385
  Other current assets                                1,593,991       1,319,091
                                                    -----------     -----------
      Total current assets                           43,560,867      47,043,144

Property and equipment, net                           3,618,801       4,121,560
Long-term investment in sales-type leases             2,210,383       2,282,751
Other long-term assets                                1,029,933       1,032,572
                                                    -----------     -----------
     Total assets                                   $50,419,984     $54,480,027
                                                    ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Current portion of long-term debt                     853,012         887,538
  Accounts payable and accrued liabilities            7,089,208       8,373,658
  Deferred revenue                                      983,264       1,047,651
                                                    -----------     -----------
      Total current liabilities                       8,925,484      10,308,847

Long-term portion of deferred revenue                 6,149,301       6,359,210
Long-term debt                                          938,764       1,015,101
Stockholders' equity                                 34,406,435      36,796,869
                                                    -----------     -----------
      Total liabilities and stockholders' equity    $50,419,984     $54,480,027
                                                    ===========     ===========





                                      -end-